UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
September 7, 2011 (September 6, 2011)

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana  70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 6, 2011, The Shaw Group Inc. (the “Company”) issued a press release announcing a conference call on September 6, 2011, at 10:00 a.m. Eastern time, to discuss the registrant’s investment in The Westinghouse Group.  A replay of the conference call and the slide presentation from the webcast is available on the Investor Relations page of the Company’s website at www.shawgrp.com.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On September 6, 2011, the Company issued a press release announcing that its special purpose subsidiary, Nuclear Energy Holdings L.L.C., intends to exercise its put options to sell its 20 percent investment in The Westinghouse Group back to Toshiba Corporation.  The expected sale price at current exchange rates would amount to in excess of $1.6 billion.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Company also disclosed that its cash balance as of Aug. 31, 2011, stood at approximately $1.2 billion.

The information contained in this item is being furnished to the Securities and Exchange Commission. In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed as Exhibits to this Current Report on Form 8-K.

99.1 Press Release dated September 6, 2011(“Shaw to Host Conference Call Today”)

99.2 Press Release dated September 6, 2011(“Shaw Subsidiary to Exercise Options to Sell Investment in Westinghouse”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)

Date: September 7, 2011	By:	/s/ John Donofrio
John Donofrio, Executive Vice President, General Counsel and Corporate Secretary

THE SHAW GROUP INC.

EXHIBIT INDEX

Form 8-K
September 7, 2011

Exhibit Number	Description	Page No.

99.1	Press Release dated September 6, 2011
99.2	Press Release dated September 6, 2011